Exhibit 10.2

EXECUTION VERSION

CLASS B UNIT PURCHASE AGREEMENT

THIS CLASS B UNIT PURCHASE AGREEMENT (this “Agreement”) is entered into as of September 18, 2024 by and among Vistra Vision Holdings I LLC, a Delaware limited liability company (the “Purchaser”), Nuveen Asset Management, LLC, a Delaware limited liability company, as investment advisor or subadvisor on behalf of each fund and/or account listed in Schedule I hereto (each, a “Seller” and, collectively, the “Sellers”), and, solely for the purposes of Section 7(t) and the other provisions referenced therein, Vistra Operations Company LLC, a Delaware limited liability company (the “Guarantor”). Capitalized terms used but not otherwise defined herein have the respective meanings given to such terms in the A&R LLC Agreement (as defined below). Each of the Sellers and the Purchaser are referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, each Seller is a Member of Vistra Vision LLC, a Delaware limited liability company (the “Company”), owns the number of Class B Units set forth opposite such Seller’s name in Schedule I hereto under the heading “Class B Units” (as to each Seller, such Seller’s “Subject Units”), and is party to that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 1, 2024 (as amended, amended and restated or otherwise modified from time to time, the “A&R LLC Agreement”);

WHEREAS, each Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from such Seller, all of such Seller’s Subject Units, including all voting or control and other membership rights attributable thereto (as to each Seller, such Seller’s “Purchased Units”), on the terms and subject to the conditions contained in this Agreement (as to each Seller, such Seller’s “Purchase”); and

WHEREAS, concurrently herewith, the Purchaser is entering into a Class B Unit Purchase Agreement with VV Aggregator Holdings 1 LLC (the “Avenue Seller”), and, solely for the purposes of Section 7(t) thereof, the Guarantor (the “Avenue UPA”), in accordance with the terms and subject to the conditions of which the Purchaser will acquire all of the Class B Units owned by the Avenue Seller.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers and the Purchaser agree as follows:

SECTION 1. PURCHASE AND SALE.

(a) Sale and Purchase. At the Closing (as defined below), on the terms and subject to the conditions contained in this Agreement, the Purchaser hereby agrees to purchase from each Seller, and each Seller hereby agrees to sell, assign, transfer and deliver to the Purchaser, all of such Seller’s right, title and interest in and to such Seller’s Purchased Units, free and clear of Encumbrances (other than any Encumbrances arising under applicable securities laws or the A&R LLC Agreement), for an aggregate cash purchase price equal to $2,383,432,202.67 (the “Purchase Price”), which shall be allocated among each Seller pro rata based on the number of Subject Units owned by such Seller divided by the total number of Subject Units owned by all

Sellers (rounded to six decimal places) (as allocated to each Seller, such “Seller’s Purchase Price”). Such Seller’s Purchase Price for such Seller’s Purchase shall be subject to the following adjustments, as applicable (the resulting amounts payable with respect to such Seller’s Purchase Price after giving effect to any such adjustment, such Seller’s “Payment Amounts”): (i) such Seller’s Purchase Price shall be increased by such Seller’s pro rata portion of the amount, if any, by which the aggregate amount of any distributions paid to or for the account of the Sellers in respect of such Purchased Units after the date of this Agreement and prior to the Closing (each, a “Pre-Closing Distribution”) is less than $121,079,530.00 (a “Pre-Closing Distribution Shortfall”); or (ii) such Seller’s Purchase Price shall be reduced by such Seller’s pro rata portion of the amount, if any, by which the aggregate amount of any Pre-Closing Distributions is greater than $121,079,530.00 (a “Pre-Closing Distribution Surplus”). Subject to Section 1(e), such Seller’s Payment Amounts shall be payable in five installments as follows: such Seller’s pro rata portion of (i) an amount equal to $865,902,093.34 (x) plus the amount of any Pre-Closing Distribution Shortfall or (y) minus the amount of any Pre-Closing Distribution Surplus, as applicable, at the Closing (as to each Seller, such Seller’s “Closing Payment Amount”), the payment of which shall be subject to further adjustment pursuant to Section 1(c) below, (ii) $83,654,948.00 on June 30, 2025 (as to each Seller, such Seller’s “Second Payment Amount”), (iii) $733,815,333.33 on December 31, 2025 (as to each Seller, such Seller’s “Third Payment Amount”), (iv) $39,626,028.00 on June 30, 2026 (as to each Seller, such Seller’s “Fourth Payment Amount”) and (v) $660,433,800.00 on December 31, 2026 (as to each Seller, such Seller’s “Fifth Payment Amount”).

(b) Closing. The closing of the Purchase (the “Closing”) shall take place remotely via the electronic exchange of documents on December 31, 2024 (the “Closing Date”), provided that if any of the conditions set forth in Section 5 and Section 6 of this Agreement (other than any such conditions that by their terms are to be satisfied at the Closing but subject to the satisfaction or (if permissible) waiver by the applicable Party of such conditions) have not been satisfied or (if permissible) waived by the applicable Party, then the Closing Date shall be automatically extended to the date that is five (5) Business Days after the date on which such conditions have been satisfied or (if permissible) waived by the applicable Party, or at such other time as the Purchaser and the Sellers may mutually agree in writing.

(c) Closing Deliveries. At the Closing: (i) each Seller shall deliver to the Purchaser, and the Purchaser shall deliver or cause to be delivered to such Seller, a duly executed instrument of assignment of all of such Seller’s Purchased Units in the form attached hereto as Exhibit A, (ii) in exchange therefor, the Purchaser shall deliver or cause to be delivered to such Seller such Seller’s Closing Payment Amount (less such Seller’s pro rata portion of the aggregate of all Closing Transaction Expense Payments (as defined below)), by wire transfer of immediately available funds to an account designated by such Seller, (iii) the Purchaser shall deliver or cause to be delivered the Closing Transaction Expense Payments for the benefit of the Advisors entitled thereto, by wire transfer of immediately available funds to the accounts designated by the Sellers pursuant to Section 1(e)(i); provided, that the Closing Transaction Expense Payments shall only be delivered pursuant to this Section 1(c)(iii) to the extent that the Closing Transaction Expense Payments are deducted from the Closing Payment Amount pursuant to Section 1(c)(ii) and to the extent that the aggregate Closing Transaction Expense Payments are less than the Closing Payment Amount, (iv) the Sellers shall deliver to the Company, an amount equal to 73.38% of the reasonable out-of-pocket fees and expenses of counsel incurred by the Company, or by the

Managing Member and/or the Purchaser or their respective Affiliates, in each case on behalf of the Company, in connection with the Sellers’ or the Avenue Seller’s proposed Disposition of Class B Units (including pursuant to Section 7.02(f) of the A&R LLC Agreement), the negotiation and entry into this Agreement and the Avenue UPA (and any other agreement to be entered into by the parties hereto or thereto or their respective Affiliates in connection with the transactions contemplated hereby or thereby) and the consummation of the transactions contemplated hereby and thereby, by wire transfer of immediately available funds to an account or accounts designated by the Purchaser or (at the election of the Sellers) by set off against each Seller’s Closing Payment Amount on a pro rata basis (provided that the aggregate amount of such fees and expenses payable pursuant to this clause (iv) shall be treated as an adjustment to each Seller’s Closing Payment Amount, on a pro rata basis, for applicable tax purposes), (v) each Seller shall deliver to the Purchaser a properly completed and duly executed IRS Form W-9 or IRS Form W-8, as applicable, (vi) each Seller shall deliver to the Purchaser a certificate of such Seller, validly executed for and on behalf of such Seller and in the name of such Seller by a duly authorized officer thereof, certifying that the conditions set forth in Section 6(a) and Section 6(b) have been satisfied as to such Seller, (vii) the Purchaser shall deliver to the Sellers a duly executed certificate, prepared in accordance with the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3), to the effect that the Company is not and has not been a United States real property holding corporation (as defined in section 897(c)(2) of the Code and the regulations promulgated thereunder) at any time during the applicable period set forth in Section 897(c)(1)(A)(ii) of the Code, and no interest in the Company constitutes a United States real property interest (as defined in section 897(c)(1) of the Code and the regulations promulgated thereunder), and (viii) the Purchaser shall deliver to the Sellers a certificate of the Purchaser, validly executed for and on behalf of the Purchaser and in the name of the Purchaser by a duly authorized officer thereof, certifying that (A) the representations and warranties of the Purchaser set forth in Section 3 are true and correct in all respects as of the Closing as though made as of the Closing, and (B) the Purchaser has performed and complied in all material respects with the covenants, obligations and conditions of this Agreement required to be performed and complied with by the Purchaser at or prior to the Closing. Such account or accounts referenced in this Section 1(c)(ii), Section 1(c)(iii) or Section 1(c)(iv) shall be designated by the applicable Seller, or the Purchaser, as applicable, in writing to the Purchaser, or the Sellers, as applicable, at least four (4) Business Days prior to the Closing. Effective as of the Closing: (w) each Seller shall be deemed to have withdrawn as a Member and a Class B Member, (x) each Seller’s rights in and to its Class B Units shall terminate, (y) each Seller shall have no further rights or obligations under the A&R LLC Agreement, except where the A&R LLC Agreement contemplates that the rights or obligations of such Seller shall survive such Seller’s withdrawal as a Member and/or a Class B Member (including Section 3.07, Section 6.04(c) (other than the proviso set forth therein and the last sentence of Section 6.04(c)), Section 5.03 and Section 12.08(c) of the A&R LLC Agreement, but not Section 7.01(b)(iii) of the A&R LLC Agreement), and (z) the Class B Member Representative shall have no further rights under the A&R LLC Agreement, except where the A&R LLC Agreement contemplates that the rights of the Class B Member Representative shall survive resignation or removal of the Class B Member Representative or the termination of the A&R LLC Agreement (including Section 12.08(c) of the A&R LLC Agreement).

(d) Withholding. Notwithstanding anything to the contrary in this Agreement, the Purchaser shall be entitled to deduct and withhold from the applicable Seller’s Purchase Price (including such Seller’s Payment Amounts) payable to such Seller (or to any assignee of such Seller) or any Person such amounts as may be required to be deducted or withheld therefrom under the Code (or any provision of applicable Law with respect to the making of such payment) with respect to such payment; provided that if the Purchaser determines that any withholding is required from a Payment to such Seller (or such assignee) pursuant to applicable Law (other than as a result of a failure of such Seller or such assignee to provide an IRS Form W-9 or IRS Form W-8, as applicable), the Purchaser shall use commercially reasonable efforts to (i) provide the applicable Seller, at least three Business Days prior to the date the applicable payment is scheduled to be made, with written notice of the intent to deduct and withhold, and (ii) cooperate with such Seller to eliminate or reduce such withholding, including providing a reasonable opportunity to provide forms or other evidence that would exempt such amounts from withholding (or reduce such withholding). To the extent such amounts are so deducted or withheld and timely paid over to the appropriate taxing authority, such amounts shall be treated for all purposes under this Agreement as having been paid to such Seller (or its assignee, as applicable) or other person with respect to which such withholding was made. In the event that, at any time prior to the payment of the applicable Seller’s Fifth Payment Amount, the IRS Form W-9 or IRS Form W-8 delivered by such Seller pursuant to Section 1(c)(v) (or such Seller’s assignee pursuant to Section 7(o)) expires or becomes obsolete or inaccurate in any respect, such Seller (or such assignee, as applicable) shall provide to the Purchaser an updated IRS Form W-9 or IRS Form W-8, as applicable.

(e) Transaction Expenses Payments.

(i) At least three (3) Business Days prior to the Closing Date, the Sellers shall deliver to the Purchaser a written statement setting forth the Sellers’ good faith estimate of the amount of Seller Transaction Expenses outstanding and payable as of the Closing Date (each, a “Closing Transaction Expense Payment”), together with wire transfer instructions for the payment thereof and an IRS Form W-9 or IRS Form W-8, as applicable, from each Advisor. As used herein, “Seller Transaction Expenses” means the fees, costs, expenses, and commissions incurred by or on behalf of the Sellers in connection with this Agreement and the transactions contemplated hereby payable to each of (A) Evercore Group L.L.C., (B) PJT Partners LP, (C) Kramer Levin Naftalis & Frankel LLP, and (D) any other brokers, agents, advisors, consultants, attorneys, accountants, or other Persons specified in the applicable written statement delivered by the Sellers to the Purchaser ((A) through (D), collectively, the “Advisors”).

(ii) At least three (3) Business Days prior to each of June 30, 2025, December 31, 2025, June 30, 2026, and December 31, 2026 (each, a “Post-Closing Payment Date”), the Sellers shall deliver to the Purchaser a written statement setting forth the Sellers’ good faith estimate of the amount of Seller Transaction Expenses outstanding and payable as of such Post-Closing Payment Date (each, a “Post-Closing Transaction Expense Payment”), together with wire transfer instructions and an IRS Form W-9 or an IRS Form W-8, as applicable, for the payment thereof. Notwithstanding Section 1(a), on each Post-Closing Payment Date, the Purchaser shall pay or cause to be paid: (A) to each Seller an amount equal to such Seller’s (x) Payment Amount due on such Post-Closing Payment Date minus (y) such Seller’s pro rata portion of the aggregate amount of any Post-Closing Transaction Expense Payments payable as of such Post-Closing Payment Date; and (B) to the applicable Advisors entitled thereto, the applicable Post-Closing Transaction Expense Payments, provided, that any such Post-Closing Transaction Expense Payment shall only be delivered to an Advisor pursuant to this Section 1(e) to the extent that such Post-Closing Transaction Expense Payment is deducted from such applicable Payment

Amount pursuant to this Section 1(e) and to the extent that the aggregate of all such Post-Closing Transaction Expense Payments is less than such applicable Payment Amount. The Purchaser shall be entitled to rely on the statements contemplated by this Section 1(e) for purposes of calculating and paying the Payment Amounts.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each Seller represents and warrants to the Purchaser and the Guarantor as of the date hereof and as of the Closing as follows:

(a) Authorization, Approval and Enforceability. Such Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Such Seller has all necessary limited liability company, partnership or corporate power and authority to execute, deliver and perform its respective obligations under this Agreement and to consummate such Seller’s Purchase. The execution and delivery of and performance by such Seller of its obligations under this Agreement and the consummation by such Seller of the transactions contemplated hereby, have been duly authorized and approved by all necessary limited liability company, partnership or corporate action by such Seller and no other limited liability company, partnership or corporate action on the part of such Seller is necessary to authorize the execution and delivery of and performance by such Seller of its obligations under this Agreement or the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by such Seller, assuming due authorization, execution and delivery of this Agreement by the Purchaser, and constitutes a legal, valid and binding obligation of such Seller, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) No Conflicts. The execution and delivery by such Seller of this Agreement do not, and the performance by such Seller of its obligations under this Agreement and such Seller’s Purchase does not: (i) conflict with or violate any provision of the organizational documents of such Seller, (ii) conflict with or violate any law, regulation or order applicable to such Seller or by which any property or asset of such Seller is bound, (iii) require any consent or approval under, result in a breach of, conflict with, result in a termination of, contravene, constitute (with or without due notice or lapse of time or both) a default under, or accelerate any of the terms, conditions or provisions of, any contract to which such Seller is a party or by which its property or assets are subject or bound, or (iv) result in the creation of any Encumbrance over such Seller’s Purchased Units, other than in the case of clauses (ii) and (iii) as would not individually or in the aggregate reasonably be expected to have a material and adverse effect on such Seller taken as a whole or to prevent, materially impair or delay the ability of each Seller to perform its obligations under this Agreement and consummate each Purchase hereunder.

(c) Ownership of Units. Such Seller owns all right, title and interest (legal and beneficial) in and to all of such Seller’s Purchased Units, free and clear of all Encumbrances (other than any Encumbrances arising under applicable securities laws or the A&R LLC Agreement). Such Seller has all requisite right, power and authority to sell, transfer, assign and deliver such Seller’s Purchased Units as provided herein, and at the Closing will sell, transfer, assign and deliver to the Purchaser good and valid title to such Purchased Units, free and clear of all Encumbrances

(other than any Encumbrances arising under applicable securities laws or the A&R LLC Agreement). No Person (other than the Purchaser hereunder) has any agreement, option, understanding or commitment (oral or in writing) with such Seller, or any right or privilege capable of becoming an agreement, option or commitment, for the purchase or acquisition of any of such Seller’s Purchased Units.

(d) Broker Fees. No broker, investment banker, financial advisor or other Person is, directly or indirectly, entitled or will be entitled to any broker’s, finder’s, agent’s, financial advisor’s or other similar fee, commission or charge (or similar payment) in connection with such Seller’s Purchase based upon arrangements made by or on behalf of such Seller or any of its Affiliates for which the Purchaser or its Affiliates could become liable.

(e) Legal Proceedings. There are no actions, charges, suits, claims, demands, arbitrations, audits, proceedings or investigations (whether formal or informal), and whether civil, criminal, administrative, investigative or other (collectively, “Actions”) pending or, to the knowledge of such Seller, threatened against such Seller that, individually or in the aggregate, would reasonably be expected to prevent, materially impair or delay the ability of such Seller to perform its obligations under this Agreement and consummate such Seller’s Purchase hereunder.

(f) Sophisticated Seller; Access to Information. Such Seller (i) is a sophisticated investor familiar with transactions similar to those contemplated by this Agreement, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such transactions and (iii) has independently and without reliance upon the Purchaser, and based on such information and the advice of such advisors as such Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Seller has evaluated the merits and risks of selling such Seller’s Purchased Units on the terms set forth in this Agreement, and is willing to forgo through such sale any post-Closing distributions that would have been paid to such Seller in respect of such Purchased Units in the absence of this Agreement, as well as the potential for future economic gain and other benefits that might be realized from the ownership or sale of such Purchased Units. Such Seller has had access to such information regarding the business and finances of the Company and its Subsidiaries and investments, and such other matters with respect to the Company and its Subsidiaries and investments as a reasonable Person would consider in evaluating the transactions contemplated hereby. Such Seller represents that, other than the representations and warranties of the Purchaser expressly set forth in Section 3 and of the Guarantor expressly set forth in Section 7(t), it has not relied on the Purchaser or any of its Affiliates for any information regarding the Company or its Subsidiaries or investments or the value of such Seller’s Purchased Units and acknowledges that neither the Purchaser nor its Affiliates has any duty or obligation to provide such Seller any such information. Such Seller acknowledges that (x) the Purchaser and its Affiliates may have, and later may come into possession of, information with respect to the Company and its Subsidiaries and investments that is not known to such Seller and that may be material to a decision to sell such Seller’s Purchased Units and/or the value of such Purchased Units (the “Seller Excluded Information”), (y) such Seller has determined to sell such Purchased Units notwithstanding its lack of knowledge of the Seller Excluded Information and (z) neither the Purchaser nor any of its Affiliates shall have any liability to such Seller under applicable securities laws or otherwise, with respect to the nondisclosure of the Seller Excluded Information in connection with the sale of such Purchased Units and the transactions contemplated by this Agreement. Such Seller understands and acknowledges that the fair market value of such Seller’s Purchased Units may be more or less than the consideration being delivered by the Purchaser in connection herewith. Such Seller acknowledges the price for such Seller’s Purchased Units may significantly appreciate or depreciate over time and by agreeing to sell all of such Purchased Units to the Purchaser pursuant to this Agreement, such Seller is giving up the opportunity to sell such Purchased Units at a possible higher price in the future. Such Seller recognizes and acknowledges that such Seller’s Purchase Price (including such Seller’s Payment Amounts) has been negotiated in good faith and at arms’ length, but future events, which could be arranged or influenced by the Purchaser and its Affiliates, could cause the price of such Purchased Units to increase substantially, and such Seller will have no right to participate in such increase with regard to such Purchased Units. Such Seller understands that the Purchaser is relying on the accuracy and truth of the foregoing representations and the following release, and such Seller hereby consents to such reliance. Such Seller represents and warrants that it is an “accredited investor,” as that term is defined in Regulation D of the Securities Act of 1933, as amended. Notwithstanding anything herein to the contrary, nothing in this Agreement shall relieve any party hereto from any liability for Fraud.

“Fraud” shall mean, with respect to any party hereto, an actual and intentional misrepresentation in the making of a statement of fact in the express representations and warranties set forth in Section 2 (in the case of a Seller), in Section 3 (in the case of the Purchaser) or in Section 7(t) (in the case of the Guarantor) or in any certificate delivered by such party hereto pursuant to this Agreement, with the intent to deceive the party hereto to whom such representations and warranties were made, and which requires (i) a false representation of material fact; (ii) actual knowledge that such representation is false; (iii) an intention to induce the party hereto to whom such representation is made to act or refrain from acting in reliance upon it; (iv) causing that party, in justifiable reliance upon such false representation and with ignorance with respect to the falsity of such representation, to take or refrain from taking action; and (v) causing such party to suffer damage by reason of such reliance; provided that, for purposes of clarification, “Fraud” does not include any claim based on constructive knowledge, reckless misrepresentation, equity fraud, constructive fraud or any similar theory.

(g) Tax Matters. Such Seller has had the opportunity to review with its tax advisors the federal, state and local tax consequences of such Seller’s Purchase and the transactions contemplated by this Agreement. Such Seller is relying solely on such advisors and not on any statements or representations of the Purchaser or any of its Affiliates or agents. Such Seller understands that such Seller (and not the Purchaser or its Affiliates) shall be responsible for such Seller’s tax liability and any related interest and penalties that may arise as a result of the transactions contemplated by this Agreement.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Sellers as of the date hereof and as of the Closing as follows:

(a) Authorization, Approval and Enforceability. The Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Purchaser has all necessary limited liability company, partnership or corporate power and authority to execute, deliver and perform their respective obligations under this Agreement and to consummate each Purchase. The execution and delivery of and performance by the Purchaser of its obligations under this Agreement, and the consummation by the Purchaser of the transactions contemplated hereby, have been duly authorized and approved by all necessary limited liability company, partnership or corporate action by the Purchaser and no other limited liability company, partnership or corporate action on the part of the Purchaser is necessary to authorize the execution and delivery of and performance by the Purchaser of its obligations under this Agreement or the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery of this Agreement by the Sellers, constitutes a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) No Conflicts. The execution and delivery by the Purchaser do not, and the performance by the Purchaser of its obligations under this Agreement and each Purchase does not: (i) conflict with or violate any provision of the organizational documents of the Purchaser, (ii) conflict with or violate any law, regulation or order applicable to the Purchaser or by which any property or asset of the Purchaser is bound, or (iii) require any consent or approval under, result in a breach of, conflict with, result in a termination of, contravene, constitute (with or without due notice or lapse of time or both) a default under, or accelerate any of the terms, conditions or provisions of, any contract to which the Purchaser is a party or by which any of their respective property or assets are subject or bound, other than in the case of clauses (ii) and (iii) as would not individually or in the aggregate reasonably be expected to have a material and adverse effect on the Purchaser taken as a whole or to prevent, materially impair or delay the ability of the Purchaser to perform its obligations under this Agreement and consummate each Purchase hereunder.

SECTION 4. COVENANTS

(a) Post-Closing Payment Amounts. Following the Closing, the Purchaser shall pay or cause to be paid to each Seller such Seller’s (i) Second Payment Amount on June 30, 2025, (ii) Third Payment Amount on December 31, 2025, (iii) Fourth Payment Amount on June 30, 2026, and (iv) Fifth Payment Amount on December 31, 2026, in each case, by wire transfer of immediately available funds to the account designated by such Seller to the Purchaser for such Seller’s Closing Payment Amount or such other account designated by such Seller in writing to the Purchaser not later than four (4) Business Days prior to the applicable payment date.

(b) Timing of Payments. Notwithstanding Section 4(a), all unpaid or otherwise outstanding payment obligations of the Purchaser (or the Guarantor, as applicable) hereunder (whether or not otherwise due hereunder), as applicable, shall automatically become immediately due and payable, without further action or notice, upon the occurrence of any of the following events: (i) a failure of the Purchaser and the Guarantor to pay any Payment Amount as and when it is due hereunder has occurred and is continuing after ten (10) days following such failure; (ii) a Change of Control Trigger Event (as defined in that certain Indenture, dated as of April 12, 2024, by and among the Guarantor, the Subsidiary Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee, with respect to the 6.875% Senior Notes due 2032 described therein) (as amended, modified or supplemented in accordance with its terms through the date hereof and without giving effect to any further amendment, modification, waiver or supplement thereto (or any termination or defeasance thereof) other than supplements to add additional “Subsidiary Guarantors” thereunder, the “Reference Document”) has occurred and is continuing; or (iii) an Event of Default of the type specified in Section 6.01(4)(B) or 6.01(6) of the Reference Document has occurred and is continuing.

(c) Tax Treatment. The Purchaser and each Seller acknowledge and agree that such Seller’s Payment Amounts (other than such Seller’s Closing Payment Amount) are intended to be eligible for installment sale treatment under section 453 of the Code and any corresponding provision of state or local law, and that interest shall be imputed as required by sections 483 or 1274 of the Code, computed by applying a 6% annual yield compounded daily.

(d) No Transfers or Encumbrances. Except (i) as expressly required or expressly contemplated under this Agreement or as required by applicable Law, or (ii) with the prior written consent of the Purchaser, each Seller shall not, and shall cause each of its Affiliates not to, directly or indirectly, transfer, sell, assign, purchase, redeem, retire, repurchase, pledge, lease, license, guarantee or Encumber, or authorize the transfer, sale, assignment, purchase, redemption, retirement, repurchase, pledge, lease, license, guarantee or Encumbrance of, any of such Seller’s Purchased Units or any interest therein; provided that prior to Closing, each Seller may transfer, sell or assign ownership of any Purchased Units (together with its rights and obligations hereunder related to such Purchased Units) to any Affiliate, Affiliated Fund or Affiliated Investment Vehicle of such Seller (each as defined in the A&R LLC Agreement), in each case that is a Permitted Class B Transferee (as defined in the A&R LLC Agreement) of such Seller in accordance with the terms and conditions of the A&R LLC Agreement (in which case the transferee shall sign a joinder, in form and substance reasonably satisfactory to the Purchaser, agreeing to be bound by the provisions hereof (whereupon any reference herein to such “Seller” shall be deemed to include a reference to such transferee)), provided that any such transfer, sale or assignment shall not relieve such Seller of any of its obligations hereunder.

(e) Public Announcements. During the period commencing on the date hereof and continuing until the earlier of (i) the termination of this Agreement or (ii) the Closing, the Sellers and the Purchaser shall (and each shall cause its Affiliates to) consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to any Purchase and shall not issue any such press release or make any such public statement prior to such consultation, except as such Party may reasonably conclude may be required by Law applicable to it or its Affiliates, court process or by obligations applicable to it or its Affiliates pursuant to any listing agreement with or rule of any national securities exchange or national securities quotation system (and then only after as much advance notice and consultation as is feasible); provided, however, that the foregoing shall not limit each Seller’s or the Purchaser’s or their respective Affiliates’ ability to (v) make disclosures permitted pursuant to Section 7(r)(i) hereof, (w) make non-public announcements and statements to its employees and other stakeholders (including regulators, suppliers, customers and other business partners), (x) make any announcements in the ordinary course of business that do not relate specifically to the signing of this Agreement or any Purchase, (y) make announcements or statements in response to questions from the press, analysts, investors or those attending industry conferences, or (z) with respect to the Purchaser or its Affiliates only, make disclosures in documents (including exhibits and all other information incorporated therein) filed or furnished by the Purchaser or its Affiliates with the Securities Exchange Commission (and a copy of the

Form 8-K with respect to the signing of this Agreement shall be provided to each Seller in advance of such filing); provided, further, that the Sellers may share the information with respect to this Agreement with the other Class B Members and each Seller acknowledges and agrees that, for the avoidance of doubt, any information such Seller or any of its Affiliates receives that is contained in or relates to another Class B Member’s agreement to sell its Class B Units to the Purchaser or any of its Affiliates shall constitute Confidential Information under the A&R LLC Agreement.

(f) Additional Guarantor Covenants.

(i) The Guarantor shall cause each Subsidiary Guarantor (as defined in the Reference Document) as of the date hereof to, on or prior to December 31, 2024, jointly and severally, guarantee (each, an “Installment Payment Guarantee”) the Purchaser’s payment obligations hereunder in respect of the Payment Amounts on terms and conditions that are in all material respects consistent with the terms and conditions of the Subsidiary Guarantees (as defined in the Reference Document), including Article 10 thereof and Exhibit D thereto. On or prior to the Closing, the Guarantor shall cause each then existing Subsidiary Guarantor to execute and deliver written instruments providing for the Installment Payment Guarantees.

(ii) If at any time any Subsidiary of the Guarantor is required pursuant to the terms of the Reference Document, including pursuant to Section 4.07 thereof, to be or become a Subsidiary Guarantor under the Reference Document, the Guarantor shall cause such Subsidiary to execute and deliver a written instrument providing for the Installment Payment Guarantee on the later of (i) the Closing and (ii) the date on which such Subsidiary is required to be or become a “Subsidiary Guarantor” under the Reference Document. Upon release of any Subsidiary Guarantor under the Reference Document pursuant to Sections 10.04(a)(1)-(a)(4) and excluding, for the avoidance of doubt, Section 10.04(a)(5) of the Reference Document, such Subsidiary shall be concurrently automatically released from its obligations under the Installment Payment Guarantee, and the Sellers shall execute and deliver any documents reasonably requested by the Purchaser and/or the applicable Subsidiary to evidence the release of such Subsidiary from its obligations thereunder.

(iii) The covenants of the Guarantor set forth in Sections 4.05, 5.01 and 5.02 of the Reference Document are hereby incorporated by reference into this Agreement for the benefit of the Sellers, mutatis mutandis, replacing references to the “Indenture” and the “Notes” with references to this Agreement and the obligations of the Guarantor hereunder.

SECTION 5. CONDITION PRECEDENT TO EACH PARTY’S OBLIGATIONS TO EFFECT THE PURCHASE; CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

(a) The respective obligations of the Parties to consummate the Purchase shall be subject to the absence of any Law or order being enacted, promulgated or issued by any Governmental Authority and enjoining, prohibiting or making illegal the consummation of the Purchase (a “Restraint”); provided, however, that to the extent any Party becomes aware of a Restraint, each Party shall use its respective reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to eliminate, cure or otherwise resolve the circumstances giving rise to such Restraint and otherwise to consummate the Purchase.

(b) The obligations of the Sellers to consummate the Purchase are subject to the satisfaction (or waiver by the Sellers, if permissible under applicable Law) as of the Closing of the following conditions: (i) the representations and warranties of the Purchaser set forth in Section 3 shall be true and correct in all respects as of the Closing as though made as of the Closing; (ii) the Purchaser shall have performed and complied in all material respects with the covenants, obligations and conditions of this Agreement required to be performed and complied with by the Purchaser at or prior to the Closing; and (iii) the Sellers shall have received the items required to be delivered to the Sellers or their designees pursuant to Section 1(c).

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER

The obligations of the Purchaser to consummate each Purchase are subject to the satisfaction (or waiver by the Purchaser, if permissible under applicable Law) as of the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of each Seller set forth in Section 2 shall be true and correct in all respects as of the Closing as though made as of the Closing.

(b) Performance of Obligations and Covenants of the Sellers. Each Seller shall have performed and complied in all material respects with the covenants, obligations and conditions of this Agreement required to be performed and complied with by such Seller at or prior to the Closing.

(c) Concurrent Closing or Purchase of all Class B Units. The closing of (i) the transactions contemplated by the Avenue UPA and (ii) the purchase by the Purchaser or an Affiliate of the Purchaser of all of the Sellers’ Purchased Units hereunder shall have occurred, in each case, concurrently with or prior to the Closing.

(d) No Material Adverse Effect. Since the date of this Agreement, no change, event, fact, development, condition, circumstance, occurrence or effect shall have occurred that has had, or would reasonably be expected to have, individually or together with other changes, events, occurrences, facts, developments, circumstances, conditions or effects, a material adverse effect on (i) the business, condition (financial or otherwise), assets, properties, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole considered on a standalone basis, or (ii) the ability of any Seller, on a timely basis, to perform its obligations under this Agreement or consummate such Seller’s Purchase (each, a “Material Adverse Effect”); provided, however, that in the case of clause (i), none of the following shall be taken into account in determining whether there is a Material Adverse Effect: (A) any change, event, occurrence, fact, development, circumstance, condition or effect generally applicable to (x) the U.S. economy, (y) the markets or industries in which the Company or any of its Subsidiaries operates or (z) any business, financial, political, legislative or market conditions (including changes generally in prevailing interest rates, currency exchange rates, credit markets, commodity markets or other financial, banking, or securities markets (including any disruption thereof or any fluctuation in prices or trading volumes of any security or any market index)), (B) any change, event, occurrence, fact, development, circumstance, condition or effect arising directly or indirectly from or otherwise relating to fluctuations in the value of any currency, (C) any change, event, occurrence, fact, development, circumstance, condition or effect arising directly or indirectly from or otherwise relating to any acts of God (including earthquakes, hurricanes, floods, or other natural disasters), the commencement, occurrence, continuation, or intensification of any war (whether or not declared), national or international calamity, geopolitical conditions, sabotage or terrorism (including cyberattacks, cyber intrusions, cyberterrorism or other cybersecurity breaches), pandemic or epidemic (including COVID-19) or other outbreaks of diseases or quarantine restrictions, or any other similar event, (D) any change, event, occurrence, fact, development, circumstance, condition or effect arising directly or indirectly from or otherwise relating to any change in, or any compliance with any applicable Law or U.S. generally accepted accounting principles, including regulatory changes generally affecting the industries in which the Company or any of its Subsidiaries operates, in each case after the date hereof, (E) any (x) change in the market price or trading volume of the common stock of Vistra Corp., or (y) material adverse effect on the business, condition (financial or otherwise), assets, properties, liabilities or results of operations of Vistra Corp. or its Subsidiaries (other than the Company and its Subsidiaries), except, in each case, to the extent that the underlying cause of such change or effect is directly related to the Company and its Subsidiaries (in which case such underlying cause may, to the extent not otherwise expressly excluded by this definition of Material Adverse Effect, be considered and taken into account in determining whether there has been a Material Adverse Effect), (F) any change, event, occurrence, fact, development, circumstance, condition or effect resulting from the execution of this Agreement or announcement or pendency of the transactions contemplated hereby, (G) the failure of the Company or any of its Affiliates to meet internal or published expectations or projections of the results of operations of the Company or any of its Subsidiaries (except that the underlying cause of any such failure may, to the extent not otherwise expressly excluded by this definition of Material Adverse Effect, be considered and taken into account in determining whether there has been a Material Adverse Effect), (H) any downgrade in the credit rating of the Company or any of its Affiliates, and (I) any labor strike, stoppage, slowdown, lockout, labor dispute, or the loss, absence, illness, disability, death, quarantine, diminished productivity or work schedule, termination, layoff or furlough of employees, independent contractors, consultants or other personnel of the Company or its Subsidiaries (including in connection with COVID-19), except in the case of clauses (A) through (D) to the extent that the Company and its Subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries in which the Company and its Subsidiaries operate; provided, further, that, notwithstanding anything herein or otherwise to the contrary, the occurrence of an Extraordinary Nuclear Occurrence (as defined in the Atomic Energy Act of 1954) at a nuclear site of the Company or its Subsidiaries shall constitute a Material Adverse Effect.

(e) No Casualty Event. Since the date of this Agreement, no material damage, destruction or casualty to the property or assets of the Company or its Subsidiaries (“Casualty Event”) shall have occurred, whether or not constituting a Material Adverse Effect, which is reasonably expected to have Restoration Costs in excess of $500,000,000. As used herein, “Restoration Costs” means, with respect to any one or more Casualty Event, the aggregate costs to restore, repair or replace the facilities of the Company and its Subsidiaries subject to such Casualty Event to a condition reasonably comparable to their prior condition, plus the amount of any lost profits reasonably expected to accrue after Closing as a direct result of such Casualty Event, as determined by an independent third party appraiser mutually selected by the Purchaser and the Sellers.

(f) Closing Deliverables. The Purchaser and the Company shall have received the items required to be delivered to each of them or their designees pursuant to Section 1(c).

SECTION 7. MISCELLANEOUS

(a) Survival. The representations and warranties of the Sellers set forth in Section 2 and the representations and warranties of the Purchaser set forth in Section 3 above and the representations and warranties of the Guarantor set forth in Section 7(t) below shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any knowledge or investigation of the subject matter thereof made by or on behalf of the other Party, as applicable, or any of its Affiliates.

(b) [Reserved.]

(c) Release. Effective as of the Closing, each Party, on behalf of itself and its Affiliates and its and their respective former, current or future shareholders, members, managers, directors, officers, employees, general or limited partners, direct or indirect equityholders, controlling persons, affiliates, attorneys, assignees, agents, advisors, and representatives (collectively, the “Releasing Parties”), hereby irrevocably, knowingly, voluntarily and unconditionally releases, discharges and forever waives and relinquishes all claims, demands, obligations, liabilities, defenses, affirmative defenses, setoffs, counterclaims, Actions and causes of action of whatever kind or nature, whether known or unknown, which any of the Releasing Parties have, may have, or might have or may assert now or in the future, against the Company, the Class B Member Representative, each other Party or any of their respective Affiliates or any of its or their respective former, current or future shareholders, members, managers, directors, officers, employees, general or limited partners, direct or indirect equityholders, controlling persons, affiliates, attorneys, assignees, agents, advisors, investment advisors or representatives (collectively, the “Released Parties”) arising out of, based upon or resulting from the ownership of Purchased Units, each other Party’s membership in the Company, the Class B Member Representative’s service as Class B Member Representative, the A&R LLC Agreement or any other contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, in any such case whether known or unknown, and which occurred, existed or was taken or permitted at or prior to the Closing to the extent relating to the Company or any of its Subsidiaries, Affiliates or investments, the ownership of any Units, the membership in the Company, the business or the operation, management or control of the businesses of the Company or any of its Subsidiaries, Affiliates or investments, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby; provided, that the foregoing release shall not apply to a Seller’s right to receive such Seller’s Payment Amounts in accordance with, and subject to, the terms and conditions of this Agreement, or to any other rights or claims under this Agreement; provided further, that the foregoing release shall not apply to any of the rights, obligations or liabilities under the A&R LLC Agreement that will survive the Closing, as contemplated by Section 1(c) hereof.

(d) No Continuing Rights. Each Seller acknowledges that such Seller’s Payment Amounts represent the entire consideration to be paid for such Seller’s Purchased Units and that, after the Closing, such Seller shall have no further rights with respect to any Units (other than the rights of such Seller under this Agreement, including such Seller’s right to receive such Seller’s Payment Amounts in accordance with, and subject to, the terms and conditions of this Agreement) nor any continuing interest in or rights or claims under or in respect of the A&R LLC Agreement or any Membership Interest of any nature in the Company other than as set forth in the last sentence of Section 1(c) hereof.

(e) Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing: (i) by mutual written consent of the Purchaser and the Sellers, (ii) by either the Sellers or the Purchaser by notice in writing to the other such Party in the event that (A) the other such Party (or, in the case of the Sellers, any of them) has materially breached or failed to perform any of the representations, warranties, covenants or agreements of such other Party (or, in the case of the Sellers, any of them) contained in this Agreement, and such breach or failure shall not have been cured within 30 days following receipt by the other such Party of written notice from the first such Party of such breach or failure, provided, however, that the right to terminate this Agreement under this Section 7(e)(ii)(A) shall not be available to the Purchaser or the Sellers, as applicable, if such Party (or, in the case of the Sellers, any of them) has materially breached any of its covenants or agreements hereunder which breach has resulted in the failure of any applicable condition to the Closing set forth herein, (B) any Restraint shall be in effect and shall have become final and non-appealable, provided, however, that the right to terminate this Agreement under this Section 7(e)(ii)(B) shall not be available to the Purchaser or the Sellers, as applicable, if the issuance of such final and non-appealable Restraint was primarily due to the material breach of such Party’s (or, in the case of the Sellers, any of their) covenants or agreements under this Agreement, as applicable, or (C) the Closing has not occurred by 11:59 p.m., Eastern time, on March 17, 2025 (the “End Date”), provided, however, that the right to terminate this Agreement under this Section 7(e)(ii)(C) shall not be available to the Purchaser or the Sellers, as applicable, if the failure of the Closing to occur by the End Date was primarily due to the material breach of such Party’s (or, in the case of the Sellers, any of their) covenants or agreements under this Agreement, or (iii) by the Purchaser if the condition to Closing set forth in Section 5(a) has been satisfied and any Seller fails to consummate such Seller’s Purchase on the Closing Date.

(f) Effect of Termination. In the event of a valid termination of this Agreement as provided in Section 7(e), this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Purchaser or the Guarantor, on the one hand, or the Sellers, on the other hand, except that (a) such termination shall not relieve a Party (or the Guarantor) from liability for damages to the extent such liability results from a willful and material breach or Fraud by such Party (or the Guarantor) and (b) this Section 7(f) and Sections 7(h), 7(i), 7(m), 7(p), 7(q), 7(r), 7(s) and 7(u) shall survive such termination. In addition, the Confidentiality and Nondisclosure Agreement, dated July 30, 2024, by and among Vistra Corp., the Company and the Sellers, shall survive termination of this Agreement in accordance with its terms.

(g) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Purchaser, the Sellers and the Guarantor and their respective successors and permitted assigns. Nothing expressed or referred to in this Agreement will be construed to give any Person (other than the parties to this Agreement, any Released Party (with respect to Section 7(c) only) or any Contracting Party (with respect to Section 7(u))) any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. Except for the foregoing, this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

(h) Governing Law; Submission to Jurisdiction. Each party hereto irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 7(h) in any such action or proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 7(m); provided, however, that the foregoing shall not limit the right of a party hereto to effect service of process on the other parties hereto by any other legally available method. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the parties by this Agreement irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with Section 7(h), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. The parties hereto agree that a final trial court judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided, however, that nothing in the foregoing shall restrict any such party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(i) Waiver of Jury Trial. EACH OF THE PURCHASER, THE GUARANTOR AND EACH SELLER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN OR AMONG THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH SUCH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 7(i).

(j) Specific Performance. The Purchaser, the Guarantor and each Seller agree that irreparable damage would occur and that there would be no adequate remedy at law in the event that any of the provisions of this Agreement were not performed prior to termination of this Agreement in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the Purchaser, the Guarantor and each Seller shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in a court with jurisdiction in accordance with the provisions of Section 7(h) without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

(k) Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (by electronic communication or otherwise) to the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(l) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by the Purchaser and the Sellers (and in the case of an amendment to Section 7(t), the Guarantor). Any amendment or waiver effected in accordance with this Section 7(l) shall be binding upon each party hereto (and any of its successors or assigns).

(m) Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be (i) delivered personally to a party hereto or to an officer of a party hereto to whom the same is directed, (ii) sent by electronic mail, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows: (x) if to the Purchaser or the Guarantor, to the Purchaser or the Guarantor, as applicable, at 6555 Sierra Drive, Irving, Texas 75039, Attention: Stephanie Zapata Moore, with a copy to Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, TX 77002, Attention: Trina Chandler; Caroline Phillips, e-mail: trina.chandler@lw.com; caroline.phillips@lw.com or to such other address as the Purchaser or the Guarantor, as applicable, may from time to time specify by notice to the Sellers; and (y) if to a Seller, to such Seller at c/o Nuveen Asset Management, LLC, 333 W. Wacker Drive, Chicago IL 60606, attention: Thomas Berry, email: *****, and c/o Nuveen Asset Management, LLC, 333 W. Wacker Drive, Chicago IL 60606, attention: Stuart Cohen, email: ***** with a copy to Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY 10036, attention: John Bessonette; Amy Caton; Zachary Jacobs, e-mail: JBessonette@kramerlevin.com; ACaton@kramerlevin.com; Zjacobs@kramerlevin.com, or to such other address as such Seller may from time to time specify by notice to the Purchaser and the Guarantor. Any such notice shall be deemed to be delivered, given and received as of: (A) the date so delivered, if delivered personally, (B) the date so transmitted by electronic mail (provided no “bounce back” or notice of non-delivery received), if transmitted by electronic mail, (C) the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed, or (D) two (2) Business Days after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

(n) Further Assurances. At the Purchaser’s request, at any time from and after the Closing, each Seller shall, and shall cause its Affiliates to, execute, acknowledge and deliver to the Purchaser such other instruments of conveyance and transfer and take such other actions and execute and deliver such other documents, certifications and further assurances as the Purchaser may reasonably require in order to vest more effectively in the Purchaser, or to put the Purchaser more fully in possession of, such Seller’s Purchased Units, or otherwise implement the transactions contemplated by this Agreement.

(o) Assignment. Subject to the proviso in Section 4(d), neither this Agreement, nor any of the rights or obligations hereunder, may be assigned by any Seller without the prior written consent of the Purchaser, or by the Purchaser or the Guarantor without the prior written consent of the Sellers, in each case not to be unreasonably withheld, conditioned or delayed, and any such assignment or attempted assignment without such consent shall be void; provided, that, (I) without the consent of any Seller: (i) the Purchaser may assign any of its rights or obligations hereunder, to any of its Affiliates (but such assignment shall not relieve the Purchaser from its obligations hereunder) and (ii) the Guarantor may assign its obligations under Section 7(t) to any of its Affiliates (but such assignment shall not relieve the Guarantor from its obligations hereunder), and (II) any Seller may transfer any of its post-Closing rights hereunder to any of its Affiliates, Affiliated Funds or Affiliated Investment Vehicles (each as defined in the A&R LLC Agreement) that is a Permitted Class B Transferee (as defined in the A&R LLC Agreement); provided, that such assignee shall be required to provide to Purchaser a properly completed and duly executed IRS Form W-9 or IRS Form W-8, as applicable, prior to receiving any payment hereunder, and to comply with the last sentence of Section 1(d) and to comply with Section 1(c)(v).

(p) Entire Agreement. This Agreement (including Schedules and Exhibits and other documents delivered by the parties hereto in connection herewith), contains the complete agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties hereto.

(q) Severability. If any term or other provision of this Agreement is determined by a court of a competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Purchase is fulfilled to the extent possible.

(r) Confidentiality. Subject to Section 4(e), each of the Purchaser, the Guarantor and each Seller agrees that it will (and will cause its respective Affiliates to) keep confidential and will not (and will cause its respective Affiliates not to) disclose or use for any purpose any information about the terms of this Agreement (including the status or existence hereof) and the transactions contemplated hereby (which shall constitute Confidential Information under the A&R LLC Agreement), without the consent of the Purchaser and the Guarantor (in the case of a disclosure by a Seller or its Affiliates) or by the Sellers (in the case of a disclosure by the Purchaser or the Guarantor or their Affiliates), other than disclosure or use by a party hereto (or such party’s Affiliates) (i) (A) to the extent permitted under Section 3.07(b) of the A&R LLC Agreement (other than Section 3.07(b)(iii)(A) of the A&R LLC Agreement) or pursuant to the proviso to the definition of “Confidential Information” in the A&R LLC Agreement; provided, however that references to the Company in Section 3.07(b)(v) of the A&R LLC Agreement shall be deemed to be replaced with references to the non-disclosing party, as applicable, or (B) in industry standard fund shareholder reports in the ordinary course, or (ii) in connection with the enforcement of its rights hereunder; provided, that, each Seller may share the information with respect to this Agreement with the other Class B Members and such Seller acknowledges and agrees that, for the avoidance of doubt, any information such Seller or any of its Affiliates receives that is contained in or relates to another Class B Member’s agreement to sell its Class B Units to the Purchaser or any of its Affiliates shall constitute Confidential Information under the A&R LLC Agreement. Notwithstanding anything to the contrary in this Agreement, this Section 7(r) shall not limit the Sellers’ or the Purchaser’s or their respective Affiliates’ ability to (A) make non-public announcements and statements to its employees and other stakeholders (including regulators, suppliers, customers and other business partners), or (B) make any announcements in the ordinary course of business that do not relate specifically to the signing of this Agreement or any Purchase, and shall not limit the Purchaser’s or its Affiliates’ ability to (x) make announcements or statements in response to questions from the press, analysts, investors or those attending industry conferences, or (y) make disclosures in documents (including exhibits and all other information incorporated therein) filed or furnished by the Purchaser or its Affiliates with the Securities Exchange Commission (and a copy of the Form 8-K with respect to the signing of this Agreement shall be provided to the Sellers in advance of such filing).

(s) Rules of Construction. The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. All Exhibits and Schedules hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning as the word “shall”. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “or” shall not be exclusive and have the meaning represented by the term “and/or”. All references to

“dollars” or “$” shall refer to the lawful currency of the United States. Unless the context requires otherwise (i) any definition of or reference to any Law herein shall be construed as referring to such Law as from time to time amended, supplemented or otherwise modified, including by succession of comparable successor statutes and references to the rules and regulations promulgated thereunder, (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns in accordance with the terms and conditions of this Agreement, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (iv) all references herein to Articles, Sections, Schedules and Exhibits shall be construed to refer to Articles and Sections of, and Schedules and Exhibits to, this Agreement. The word “Law” shall be deemed to be preceded by the word “applicable”. Any reference to “breach”, “default” or “violation” shall be deemed followed by the phrase “with or without notice or lapse of time or both” whether or not so specified. The word “within” with respect to a particular day or date shall mean a period ending at the end of such day or date. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a day that is not a Business Day, the party hereto having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a Business Day.

(t) Parent Guarantee. The Guarantor hereby irrevocably, absolutely and unconditionally guarantees to each Seller severally and not jointly and severally the due and punctual payment by the Purchaser of the Purchaser’s obligations under Section 1(c)(ii)-(iii), Section 1(e)(ii), and under Section 4(a) of this Agreement to such Seller (up to an amount in the aggregate no greater than such Seller’s Payment Amounts) as and when due and payable pursuant to and in accordance with the terms and conditions of this Agreement (as to each Seller, such Seller’s “Guaranteed Obligations”) and agrees that such Seller shall be entitled to enforce directly against the Guarantor such Seller’s Guaranteed Obligations if the Purchaser fails to pay or perform the Guaranteed Obligations. This guaranty is a guaranty of payment and not of collection. The Guarantor is guaranteeing the Guaranteed Obligations as primary obligor and not merely as surety. If, for any reason whatsoever, the Purchaser shall fail to pay the Guaranteed Obligations, the Guarantor will promptly pay or cause to be paid the Guaranteed Obligations. The Guarantor hereby irrevocably waives diligence, presentment, demand of payment, filing objections with a court, any right to require proceeding first against the Purchaser, any right to require the prior disposition of the assets of the Purchaser to meet its obligations hereunder, lack of validity or the unenforceability of this guaranty of the Guaranteed Obligations, any rights to set-offs, recoupments and counterclaims (except to the extent the Purchaser or its Affiliates is entitled to such rights pursuant to the express terms of this Agreement, which rights result in a reduction of the Guaranteed Obligations), notice, protest and all similar demands whatsoever. The guaranty contained in this Section 7(t) shall apply regardless of any amendments, modifications, waivers or extensions to this Agreement (but such guaranty shall apply with respect to this Agreement as so amended, modified, waived or extended in accordance with this Agreement), whether or not the Guarantor receives notice of the same and the Guarantor waives all need for notice of the same. Notwithstanding the foregoing, the Guarantor shall have (i) the full benefit of all defenses, counterclaims, reductions, diminutions or limitations available to the Purchaser pursuant to or arising from this Agreement, except for those arising out of (A) any legal limitation, disability or incapacity of the Purchaser and (B) any bankruptcy, insolvency, dissolution or liquidation of the Purchaser, and (ii) the full benefit of and does not waive or relinquish its rights and remedies accorded under, applicable statutes of limitation and repose. The Guarantor’s guaranty of the Guaranteed Obligations is irrevocable and continues for the duration of the Guaranteed Obligations. The Guarantor’s obligations under this Section 7(t) shall terminate as to each Seller upon the earlier of (x) the satisfaction in full of all of such Seller’s Guaranteed Obligations and (y) the payment in full of such Seller’s Payment Amounts. The Guarantor hereby makes to the Purchaser as of the date hereof and as of the Closing each of the representations and warranties set forth in Section 3 hereof, mutatis mutandis, replacing references to “Purchaser” with “Guarantor”.

The Guarantor agrees to the terms of Sections 4(b), 4(f), 7(a), 7(f), 7(g), 7(h), 7(i), 7(j), 7(k), 7(l), 7(m), 7(n), 7(o), 7(p), 7(q), 7(r), 7(s) and 7(u) and that it shall be a treated as a party to this Agreement for purposes of such Sections.

(u) No Recourse. Other than pursuant to and to the extent provided in Section 7(t) with respect to the Guarantor for the Guaranteed Obligations, all claims, obligations, liabilities, or causes of action (whether in contract or in tort, in equity or at law, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are those solely of) the entities that are expressly identified as Parties in the preamble to this Agreement (the “Contracting Parties”) and, with respect to the Contracting Parties, are subject to the terms and conditions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Class B Unit Purchase Agreement as of the date first above written.

PURCHASER:

VISTRA VISION HOLDINGS I LLC

By:	/s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Executive Vice President and Chief Financial Officer

SELLERS:

NUVEEN ASSET MANAGEMENT, LLC, as investment advisor or sub-advisor of each fund and/or account listed in Schedule I hereto

By:	/s/ Stuart J. Cohen
Name: Stuart J. Cohen
Title: Managing Director and Head of Legal for Nuveen Asset Management, LLC

GUARANTOR (solely for purposes of Section 7(t) and the other provisions referenced therein):

VISTRA OPERATIONS COMPANY LLC

By:	/s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Executive Vice President and Chief Financial Officer